UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  May 1, 2024

RISKON INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40701	30-0680177
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11411 Southern Highlands Pkwy., Suite 240, Las Vegas, NV 89141

(Address of principal executive offices) (Zip Code)

(800) 762-7293

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ROII	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

As previously reported in the Current Report on Form 8-K filed by RiskOn International, Inc., a Nevada corporation (the “Company”), on April 27, 2023, pursuant to a securities purchase agreement of even date therewith (the “SPA”), the Company issued to certain accredited investors (each individually, an “Investor” and collectively, the “Investors”), senior secured convertible notes (individually, a “Note” and collectively, the “Notes”) with an aggregate principal face amount of $6,875,000, which such Notes are convertible into shares of common stock, par value $0.001 per share of the Company (the “Common Stock”) and five-year warrants to purchase an aggregate of 2,100,905 shares of Common Stock.

On May 1, 2024, the Company received a Notice of Events of Default and Reservation of Rights letter (the “Notice”) from one of the Investors informing it that events of default have occurred and are continuing under the Notes as a result of (i) the failure of the Common Stock to be listed on an eligible market and (ii) the failure of the Company to repay in full the indebtedness due under the Notes on the maturity date.

Prior to receipt of the Notice from the Investor, the Company was attempting to reach a negotiated settlement with the Investor and remains in discussions with the Investor to do so. Notwithstanding receipt of the Notice, the Company hopes to continue to work with all of the Investors to settle its obligations under the SPA. The Company intends to vigorously defend its position should a mutually amicable resolution prove unattainable.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignations

Effective April 30, 2024 (the “Effective Date”), the Company, accepted the resignations of (i) Milton C. Ault, III as the Company’s Chief Executive Officer, and (ii) Joseph M. Spaziano as the Company’s Chief Operating Officer, each of which was submitted to the Company on April 30, 2024 in conjunction with their appointment to new officer positions, as disclosed below. Neither Mr. Ault’s nor Mr. Spaziano’s resignation was the result of any disagreement with the Company, or its management on any matter relating to the Company's operations, policies or practices.

Appointments

Milton C. Ault, III

As previously disclosed on a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on January 29, 2024, the Company appointed Milton C. Ault, III, as Chairman of the Company’s board of directors and its Chief Executive Officer.

On the Effective Date, the Company appointed Mr. Ault as its Executive Chairman.

Mr. Ault, 54, currently holds the position of Executive Chairman at Ault Alliance, Inc. (“AAI”), a diversified holding company listed on the NYSE American and Chairman of the board of directors at Ault Disruptive Technologies Corporation, a Special Purpose Acquisition Company listed on the NYSE American. Since January 2011, Mr. Ault has been the Vice President of Business Development at MCKEA Holdings, LLC, a family office. He has also been the Chairman of Avalanche International Corp., a publicly traded Nevada company categorized as a "voluntary filer" (not required to file periodic reports) since September 2014. Since December 2015, Mr. Ault has held the positions of Chairman and Chief Executive Officer at Ault & Company, Inc., a Delaware holding company. On February 25, 2016, Mr. Ault founded Alzamend Neuro, Inc., a biotechnology firm dedicated to researching and finding treatments, prevention methods, and cures for Alzheimer's Disease. He served as its Chairman until its initial public offering, at which point he transitioned to the role of Chairman Emeritus and consultant. In April 2023, Mr. Ault was appointed as the Executive Chairman of the board of directors of the Singing Machine Company, Inc., a company listed on the Nasdaq Stock Market. Throughout his career, Mr. Ault has provided consulting services to both publicly traded and privately held companies, offering them the benefit of his diverse expertise, spanning from development stage to well-established businesses. With over twenty-seven years of experience, he is a seasoned business professional and entrepreneur with a track record of identifying value in various financial markets, including equities, fixed income, commodities, and real estate.

There are no family relationships between Mr. Ault and any of our other officers and directors. There is no arrangement or understanding between Mr. Ault and any other persons pursuant to which Mr. Ault was appointed as the Company’s Executive Chairman. Other than as set forth below under the heading “Compensation,” there are no related party transactions involving Mr. Ault that are reportable under Item 404(a) of Regulation S-K.

Mr. Ault will not, at the present time, be compensated for his services as the Company’s Executive Chairman.

Compensation. On March 6, 2023, the Company entered into an Amendment (the “Amendment”) to the Share Exchange Agreement (the “Agreement”) dated as of February 8, 2023 by and among Ault Alliance, Inc. (“AAI”), the owner of approximately 86% of BitNile.com, Inc. (“BitNile.com”), providing for the acquisition of all of the outstanding shares of capital stock of BitNile.com, in exchange for (i) 8,637.5 shares of newly designated Series B Convertible Preferred Stock of the Company issued to AAI (which as amended is subject to upward adjustment ad more fully described below) (the “Series B”), and (ii) 1,362.5 shares of newly designated Series C Convertible Preferred Stock of the Company to be issued to the to the minority shareholders of BitNile.com (the “Series C,” and together with the Series B, the “Preferred Stock”). The original terms of the Agreement and each series of Preferred Stock was previously disclosed in the Company’s Current Report on Form 8-K filed by the Company on February 14, 2023. The Preferred Stock is convertible at $0.25 per share and is not convertible until the first day after the record date for seeking shareholder approval.

The parties closed on the Agreement with the amended terms which are summarized below on March 6, 2023 (the “Closing”). As a result of the Closing, BitNile.com became a wholly owned subsidiary of the Company. As previously disclosed, BitNile.com’s principal business entails the development and operation of a metaverse platform, the beta for which launched on March 1, 2023.

Pursuant to the Amendment, a new provision was added to the Agreement which requires that as of the Closing, the Company shall have established a bonus pool pursuant to which, upon the date that BitNile.com shall have generated $100 million of revenue in the aggregate, the Company shall pay a bonus in the aggregate amount of $25 million to three executives of AAI in the following proportions: (i) $10 million, (ii) $10 million and (iii) $5 million. Such bonus payments will be payable in cash, provided, however, that if in AAI’s reasonable determination the payment of the foregoing bonus payments would materially and adversely impact the Company’s cash position, AAI shall direct the Company to make such payments in shares of common stock. The number of shares of common stock issuable by the Company shall in such case be determined by dividing the amount of the bonus payment by the closing sale price of the common stock on the trading day immediately preceding AAI’s determination.

Mr. Ault is one of the three AAI executive officers entitled to participate in the bonus provided for by the Amendment in the amount of $10 million if the threshold is met. He acquired 62.5 shares of Series C in exchange for his shares of BitNile.com common stock.

Joseph M. Spaziano

As previously disclosed on a Current Report on Form 8-K filed with the Commission on January 29, 2024, the Company appointed Joseph M. Spaziano as its Chief Operating Officer effective on the foregoing date.

On the Effective Date, the Company appointed Mr. Spaziano as its Chief Executive Officer.

Mr. Spaziano, 51, is the Chief Information Officer and Chief Technology Officer of AAI, where his leadership over the past five years has been pivotal in transforming the company's technological framework. His accomplishments include the development of a multi-use data center for Bitcoin mining, and significantly enhancing the IT infrastructure and security protocols. Mr. Spaziano has held multiple certifications from Microsoft and Google, underscoring his deep expertise in the field. Prior to his tenure at AAI, he served honorably in the United States Army and Army Reserve for nine years, a period that ingrained in him a strong sense of discipline and leadership, which has been instrumental in his professional achievements.

Mr. Spaziano will not, at the present time, be compensated for his services as the Company’s Chief Executive Officer.

There are no family relationships between Mr. Spaziano and any of our other officers and directors. There is no arrangement or understanding between Mr. Spaziano and any other persons pursuant to which Mr. Spaziano was appointed as the Company’s Chief Executive Officer. There are no related party transactions involving Mr. Spaziano that are reportable under Item 404(a) of Regulation S-K, other than that he acquired 62.5 shares of Series C in exchange for his shares of BitNile.com common stock.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RISKON INTERNATIONAL, INC.

Dated: May 1, 2024	/s/ Henry Nisser
Henry Nisser President and General Counsel